[ARMOR HOLDINGS, INC. LOGO OMITTED]

                                                           FOR IMMEDIATE RELEASE
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COMPANY CONTACT:            MEDIA CONTACT:           INVESTOR RELATIONS CONTACT:
----------------            --------------           ---------------------------
Robert R. Schiller          Michael Fox              James R. Palczynski
President & Chief           President, Corporate     Principal
  Operating Officer           Communications         Integrated Corporate
Armor Holdings, Inc.        Integrated Corporate       Relations, Inc.
904.741.5400                  Relations, Inc.        203.682.8229
www.armorholdings.com       203.682.8218             jp@icrinc.com
                            mfox@icrinc.com

        ARMOR HOLDINGS, INC. RECEIVES $100 MILLION UP-ARMORED HMMWV ORDER

                      -- NEW AWARD ESTABLISHES 2006 BACKLOG

                    -- CONTRACT FULLY NEGOTIATED THROUGH 2008

JACKSONVILLE, FLA., (OCTOBER 1, 2004) -- ARMOR HOLDINGS, INC. (NYSE: AH) a
leading manufacturer and distributor of security products and vehicle armor systems, announced today that it has received new contract awards to provide additional Up-Armored HMMWVs to the U.S. Army and various other customers.

Armor Holding's Aerospace & Defense Group received modifications to its existing sole source contract supporting the U.S. Army Tank-automotive and Armaments
Command. The Company stated that the new orders total $100 million, increasing its delivery requirements for M1114 Up-Armored HMMWVs beyond the recently announced $135 million award by funding additional 2005 production and establishing new funded backlog into 2006. In addition to more U.S. Army vehicles, the new orders add production for the U.S. Air Force, a U.S. Federal
Agency, international customers under Foreign Military Sales, internally developed gunner protection kits installed on the Up-Armored HMMWV, quantities of spare parts, and additional supplemental armor components that provide greater levels of protection. Work will be performed by the Armor Holdings
Aerospace & Defense Group's Fairfield, Ohio facility.

The Company also announced that terms have been finalized on the new multi-year contract which establishes Up-Armored HMMWV pricing through 2008. Management reported that projected high production volume and manufacturing efficiencies have resulted in an overall price reduction averaging approximately 15% lower than previous contract price levels, depending on the specific type of vehicle procured and other options selected by the customer.

"We are pleased that both the U.S. Army and the U.S. Air Force are quickly placing orders with FY05 Defense Bill funds," said Robert Schiller, President and Chief Operating Officer of Armor Holdings. These orders, coupled with the new pricing structure, provide us with improved visibility into 2006. We expect that better visibility from the Army will enable us to provide incremental production capacity to fully support other customers, and we believe that more attractive pricing will also increase interest by foreign militaries to use this contract." Mr. Schiller added, "the completion of the new sole source contract and this latest order further demonstrates how the aggressive and sustained support for the Up-Armored HMMWV program by the Department of Defense and the
Congress has helped significantly to ensure the safety and support of our troops."

                                    - MORE -

          1400 MARSH LANDING PARKWAY, SUITE 112 JACKSONVILLE, FL 32250
                      TEL: 904.741.5400 FAX: 904-741-5403

ABOUT ARMOR HOLDINGS, INC.

Armor Holdings, Inc. (NYSE:AH) is a diversified manufacturer of branded products for the military, law enforcement, and personnel safety markets. Additional information can be found at www.armorholdings.com.

Certain matters discussed in this press release constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. The Company may use words such as
"anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions to identify forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and
Exchange Commission, including the Company's Registration Statement on Form S-3, its 2003 Form 10-KA and most recently filed Form 10-Qs.

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